Exhibit 99 to Form 10K



                            DIXON TICONDEROGA COMPANY

                             Audit Committee Charter
                         (as revised effective 10/26/04)


One committee of the Board of Directors will be known as the audit committee. Only independent directors (as that term is defined in Rule 10A-3 of the Securities Exchange Act of 1934 and, as long as the Company has securities listed for trading on the American Stock Exchange, as defined in Section 121A of the American Stock Exchange Company Guide) will serve on the committee. The committee shall have not less than three members.

The primary function of the committee and the scope of its responsibilities generally are to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the stockholders and others, reviewing the systems of internal controls which management and the Board have established, and reviewing all audit processes.

I. General Responsibilities:

      1. The committee will provide open avenues of communication among the internal auditors, outside auditor and the Board, and must oversee the accounting and financial reporting processes of the Company and the audits of the Company's financial statements..

      2. The committee must report committee actions to the full Board of directors and may make appropriate recommendations.

      3. The committee has the power to conduct or authorize investigations into matters within the committee's scope of responsibilities. The committee is authorized to retain independent counsel, accountants or others it needs to assist in carrying out its duties.

      4. The committee will meet at least quarterly, or more frequently if necessary. The committee chairman has the power to call a committee meeting whenever he or she thinks there is a need. The committee may ask members of management or others to attend the meeting and is authorized to receive all pertinent information from management.


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      5.  The committee will ensure that it receives from the Company's  outside auditors a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1.

      6. The committee will have responsibility for actively engaging in a dialogue with the Company's outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the full Board take, appropriate action to oversee the independence of the outside auditor.

      7. The committee is responsible for the appointment, compensation, retention and oversight of the work of the outside auditors (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and the outside auditor must report directly to the committee.

      8.  The committee must establish procedures for:

          (i) The receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

          (ii)The confidential, anonymous submission by employees of the Company
               of  concerns  regarding   questionable   accounting  or  auditing
               matters.

      9. The Company must provide for appropriate funding, as determined by the committee, in its capacity as a committee of the board of directors, for payment of:

          (a) Compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

          (b) Compensation to any advisers employed by the committee under paragraph 9 of this section; and

          (c) Ordinary administrative expenses of the committee that are necessary or appropriate in carrying out its duties.


II. Responsibilities for Appointing any Internal Auditor:

      1. The committee will review and have veto power over the appointment, replacement, reassignment or dismissal of the director of internal audit, if applicable. Internal audit activities may be performed by outside parties where approved by the committee.

      2. The committee will confirm and assure the independence of the internal auditor and the outside auditor, including a review of management consulting services provided by the outside auditor and the fees paid for them.

      3. The committee will consider, in consultation with the outside auditor and the director of internal audit, the audit scope and procedural plans made by the internal auditors and the outside auditor.

      4. The committee will make sure that the director of internal audit and the outside auditor coordinate the internal and external audits. The purpose of coordinating these efforts is to assure completeness of coverage, reduce redundancy and use audit resources effectively.

III. Responsibilities for Reviewing Internal Audits, the Annual External Audit and the Review of Annual Financial Statements:

      1. The committee will ascertain that the outside auditor views the Board as its client, that it will be available to the full Board of directors at least annually and that it will provide the committee with a timely analysis of significant financial reporting issues.

      2. The committee will ask management, the director of internal audit and the outside auditor about significant risks and exposures and will assess management's steps to minimize them.

      3. The committee will review the following with the outside auditor and any director of internal audit:

          (a) The adequacy of the company's internal controls, including computerized information system controls and security.

          (b) Any significant findings and recommendations made by the outside auditor or internal audit, together with management's responses to them.

      4. Shortly after the annual examination is completed, the committee will review the following with the management and the outside auditor:

          (a)  The company's annual financial statement and related footnotes.

          (b) The outside auditor's audit of and report on the financial statements.

          (c) The auditor's qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosures and how aggressive (or conservative) the accounting principles and underlying estimates are.

          (d) Any serious difficulties or disputes with management encountered during the course of the audit.

          (e) Anything else about the audit procedures or findings that GAAS requires the auditors to discuss with the committee.

      5. The committee will consider and review with management and the director of internal audit:

          (a)  Any  significant   findings  during  the  year  and  management's
               responses to them.

          (b) Any difficulties internal audit encountered while conducting audits, including any restrictions on the scope of their work or access to required information.

          (c) Any changes to the planned scope of management's internal audit plan that the committee thinks advisable.

          (d)  The internal audit department's budget and staffing.

          (e)  The internal audit department's charter.

          (f) Whether the internal audit department has complied with the Institute of Internal Auditing's Standards for the Professional Practice of Internal Auditing.

      6. The committee will review annual filings with the SEC and other published documents containing the company's financial statements and will consider whether the information in the filing is consistent with the information in the financial statements.

IV. Periodic Responsibilities:

      1.  Review and update the committee's charter annually.

      2. Review policies and procedures covering officer's expense accounts and perquisites, including their use of corporate assets.

      3. Review, with any director of internal audit and the outside auditor, the results of their examination of compliance with the company's code of conduct.

      4. Review legal and regulatory matters that may have a material effect on the organization's financial statements, compliance policies and programs and reports from regulators.

      5. Meet with any director of internal audit, the outside auditor and management in separate executive sessions to discuss any matters the committee or these groups believe should be discussed privately with the committee.